UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2019 (March 1, 2019)

MISONIX, INC.

(Exact name of registrant as specified in its charter)

New York	001-10986	11-2148932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1938 New Highway, Farmingdale, New York		11735
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (631) 694-9555

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2019, Misonix, Inc. (the “Company”) issued a press release announcing the appointment of Sharon W. Klugewicz as the Company’s Chief Operating Officer, effective March 1, 2019.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Ms. Klugewicz, age 51, joins the Company from Chembio Diagnostic Systems, Inc. (“Chembio”), a manufacturer of diagnostic tests for infectious diseases, where she most recently served as Chief Quality & Regulatory Affairs Officer since July 2018. Prior to her role as Chief Quality & Regulatory Affairs Officer, Ms. Klugewicz served in various roles for Chembio, including President, Americas Region, acting CEO from May 2017 to October 2017, Chief Operating Officer from May 2013 to August 2016 and Vice President, QA/QC/Technical Operations. Prior to joining Chembio in September 2012, Ms. Klugewicz, served as Senior Vice President, Scientific & Laboratory Services at Pall Corporation, a world leader in filtration, separation and purification technologies. Prior to that, Ms. Klugewicz held a number of executive positions at Pall Corporation over her 21-year tenure there, including Sr. Vice President, Scientific & Laboratory Services, as well as Sr. Vice President, Global Quality Operations in the Pall Life Sciences Division. Prior to that she held roles in Marketing Product Management, and Field Technical Services. Ms. Klugewicz holds an M.S. in Biochemistry from Adelphi University and a B.S. in Neurobiology from Stony Brook University.

In connection with Ms. Klugewicz’s appointment as the Company’s Chief Operating Officer, the Company entered into an offer letter agreement with Ms. Klugewicz dated February 6, 2019 (the “Offer Letter”). Under the terms of the Offer Letter, Ms. Klugewicz will be paid a base salary of $250,000 per year and will be eligible to receive an annual performance based cash incentive compensation opportunity based upon 25% of her base salary. In addition, pursuant to the terms of the Offer Letter, Ms. Klugewicz will receive a vehicle allowance of $600 and, upon completion of six months of employment with the Company, will be eligible to participate in the Company's 401(k) plan.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

In addition, in connection with the offer of employment, Ms. Klugewicz will receive a one-time grant of 25,000 stock options, with a grant date fair value of $1,370,200, under the Company’s 2014 Equity Incentive Plan. Such stock options will vest equally over the next four years and are composed of 80% incentive stock options and 20% non-qualified stock options.

Ms. Klugewicz is not party to any transactions with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 4, 2019

10.1	Offer Letter dated February 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISONIX, INC.

March 4, 2019	By:	/s/ Joseph P. Dwyer
Name: Joseph P. Dwyer Title: Chief Financial Officer